Exhibit 23.4

ENGINEER’S CONSENT

We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908, 333-85553, 333-104922, 333-104933 and 333-103679) on Form S-8, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-104879 and 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2004 annual report on Form 10-K of Devon Energy Corporation.

AJM PETROLEUM CONSULTANTS
By:	/s/ BARRY R. ASHTON
Barry R. Ashton, P.Eng.
Chief Operating Officer

March 2, 2005